UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2017

Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts 02142
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Settlement and License Agreement

As previously announced, on January 17, 2017, two wholly owned subsidiaries of Biogen Inc. (the “Company”), Biogen Swiss Manufacturing GmbH and Biogen International Holding Ltd. (collectively, “Biogen”), entered into a binding agreement (the “Letter Agreement”) with Forward Pharma A/S, a Danish limited liability company (“Forward Pharma”) and certain related parties (collectively, the “Additional Parties”) to enter into a Settlement and License Agreement (the “License Agreement”) subject to the approval of the License Agreement by at least two-thirds of both the votes cast and the share capital represented at an extraordinary general meeting of Forward Pharma (“Shareholder Approval”) and other customary conditions.

On February 1, 2017, Forward Pharma held an extraordinary general meeting at which Forward Pharma obtained Shareholder Approval, and all other conditions specified in the Letter Agreement have been satisfied. As a result, on that date, the License Agreement was deemed executed and effective pursuant to and in accordance with the terms of the Letter Agreement.

For a description of the material terms of the License Agreement, please see the information set forth under Item 1.01 of the Company’s Form 8-K filed on January 17, 2017, which is incorporated herein by reference.

The License Agreement does not resolve any of the issues pending in the interference proceedings between the Company and Forward Pharma at the Patent Trial and Appeal Board of the United States Patent and Trademark Office (“PTAB”), including any appeals to the Court of Appeals for the Federal Circuit, or in the pending opposition proceeding against Forward Pharma’s European patent EP 2801355, including any appeals therefrom. Biogen and Forward Pharma intend to permit the PTAB and the U.S. Court of Appeals for the Federal Circuit, as applicable, and the European Patent Office and the Technical Board of Appeal and/or the Enlarged Board of Appeal, as applicable, to make a final determination in the proceedings before them.

The description of the License Agreement set forth under Item 1.01 of the Company’s Form 8-K filed on January 17, 2017, which is incorporated herein by reference, is only a summary and is qualified in its entirety by reference to the full and complete terms contained in the License Agreement, filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement and License Agreement, dated January 17, 2017, between Biogen Swiss Manufacturing GmbH, Biogen International Holding Ltd., Forward Pharma A/S and the other parties thereto.

Signatures
                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Inc.

By:	/s/ Steven N. Avruch
	Name:	Steven N. Avruch
	Title:	Chief Corporation Counsel and Assistant Secretary
	Date:	February 1, 2017

Exhibit Index

Exhibit No.	Description
10.1	Settlement and License Agreement, dated January 17, 2017, between Biogen Swiss Manufacturing GmbH, Biogen International Holding Ltd., Forward Pharma A/S and the other parties thereto.